UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 21, 2010

TIGRENT INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Tigrent Inc. (the “Company”) is in discussions with Rich Global, LLC (“Rich Global”) to amend and restructure the agreements pursuant to which the Company licenses and operates the Rich Dad brand.  In connection with these discussions, the Company and Rich Global have each agreed to defer until March 18, 2010 certain licensing payments from Rich Dad Education, LLC (“RDE”), the limited liability company which was formed to operate the Rich Dad business.  The Company owns a 51%  interest in RDE and Rich Global owns a 49% interest in RDE.  Although the discussions are in advanced stages, there can be no assurance that the Company and Rich Global will be able to enter into a definitive agreement with respect to the restructuring, which, if consummated, is expected to provide for revised economic terms and enhanced provisions with respect to joint marketing and the fulfillment of customer obligations, as well as the  possible departure of the Company’s Chief Executive Officer.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based upon the Company’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, the Company’s ability to successfully restructure its licensing agreements with Rich Global.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that certain factors may affect these forward-looking statements, including (i) the ability of the Company and Rich Global to reach agreement on terms for a revised licensing agreement for the Rich Dad brand,  (ii) the Company’s ability to enter into a definitive revised licensing agreement with Rich Global which sets forth the new licensing terms,  and (iii) additional risks which are identified in the Company’s SEC filings, including but not limited to Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 21, 2010	TIGRENT INC.

/s/ Charles M. Peck
Charles M. Peck
Chief Executive Officer